UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
October 26, 2011
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Pinnacle Airlines Corp. (the “Company”) is finalizing its third quarter and year-to-date 2011 financial results, and expects to announce these results on November 3, 2011.  Several factors negatively affected the third quarter 2011 financial results.  The Company’s three operating subsidiaries continued to incur additional pilot wage costs in connection with the new collective bargaining agreement with the Air Line Pilots Association (“ALPA”) and also incurred incremental costs as a result of the distribution of our crews across the network due to partner schedule changes and the expenses associated with staging those crews at various destinations.  Fuel expenses associated with the Company’s pro-rate operations also increased year-over-year.

In addition, during the third quarter of 2011, the Company incurred integration, severance, and contract implementation expenses, which were primarily attributable to bonuses payable under a new collective bargaining agreement with the flight attendants at Pinnacle Airlines, Inc., as well as severance expenses.  These special items totaled $2.9 million for the quarter.

Due primarily to the reasons discussed above, the Company expects to report a third quarter 2011 basic and diluted loss per share between $(0.18) and $(0.23), including special items.  Excluding special items, the Company expects to report a fully diluted loss per share between $(0.08) and $(0.14) for the third quarter of 2011.  However, these estimates are preliminary and are subject to modification or revision in the course of completing the Company’s quarterly financial review procedures.

The Company anticipates operating expenses for the remainder of 2011 to continue to remain high due to the items outlined above.  Therefore, the Company expects to report a loss for the fourth quarter of 2011.

Further explanation of items that affected financial results for the third quarter 2011, and that are expected to negatively impact the fourth quarter of 2011, will be provided when the Company announces its financial results for the three and nine months ended September 30, 2011.

Non-GAAP Reconciliation

Three Months Ended September 30, 2011 EPS Guidance

Estimated loss per share in accordance with GAAP	$(0.18) to $(0.23)
Special items, net of tax	$0.09 to $0.10
Estimated non-GAAP loss per share	$(0.08) to $(0.14)

Non-GAAP Disclosures

This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), including the Company’s earnings per share for the three months ended September 30, 2011.  The Company believes that this information is useful to investors as it indicates more clearly the Company's results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure.

Forward-Looking Statements

This Form 8-K contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Edward M. Christie, III
Edward M. Christie, III
Vice President and Chief Financial Officer
October 26, 2011